EXHIBIT 99.3

To Form 8-K dated April 23, 2009

Seacoast Banking Corporation of Florida

First Quarter 2009

Cautionary Notice Regarding Forward-Looking Statements

This discussion and analysis may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2008 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings.  Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

Highlights

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Earnings per share (EPS) pre-provision of $0.13, an increase of $0.08 compared to the fourth quarter’s $0.05 EPS (1)

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Capital and liquidity remain strong

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Excess cash maintained as insurance should the economy weaken further

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Deposit growth, mix and costs were positive in the quarter

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Expenses well managed; core operating expenses are declining and credit related expenses were stable

(1)  Excludes preferred stock dividends and accretion on preferred stock discount.

Funding & Liquidity

Stable Funding Profile and Very Strong Liquidity Position

Funding

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Increased deposits and sweep repo base

     -  Customer deposits and sweep repos of $1.911 billion, up $18.5 million during the first quarter (1)

     -  Customer deposits and sweep repos compose 92% of total funding (2)

     -  Can issue up to $40 million of FDIC – guaranteed bank notes

Liquidity

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Daily overnight borrowing position reduced to zero since year-end

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Combined available contingent liquidity from the Federal Reserve, FHLB, and free securities exceeds $800 million

(1)

Excludes brokered deposits; but includes Certificate of Deposit Account Registry Service (CDARS) deposits

(2)

Total funding includes customer deposits, broker deposits, sweep repos, borrowed funds and subordinated debt.

Capital Ratios
Completed Sale of $50 million in Preferred Securities to U.S. Treasury

	1-2009 Estimate	4Q-2008 Actual	3Q-2008 Actual	2Q-2008 Actual

Tier 1 Capital Ratio	12.72%	12.75%	9.90%	9.72%
Total Capital Ratio	14.00%	14.01%	11.69%	11.42%
Total Avg Equity to Total Avg Assets	9.45%	8.68%	8.43%	9.17%
Tangible Equity to Tangible Assets	7.05%	7.12%	5.94%	5.99%
Tangible Common Equity to Tangible Assets	5.09%	5.18%	5.94%	5.99%
Tangible Common Equity to Risk Weighted Assets	7.08%	7.08%	7.47%	7.46%

Received $50 million in proceeds and Tier 1 capital from sale of preferred securities to U.S. Treasury on December 22, 2008.

Noninterest Expense
Core Operating Expenses are Declining

Credit-Related Costs remained stable at approximately $900,000 for the first quarter 2009 and fourth quarter 2008 (1)

	($ in thousands)			1Q 2009 vs 4Q 2008	4Q 2008 vs 3Q 2008
	1Q–2009	4Q–2008	3Q–2008

Noninterest Expenses	$19,109	$20,390	$19,900	-6.28%	2.46%
Nonrecurring:
Severance	242	-	-
Consulting fees	-	445	-
Reversal of Incentive	(281)	-	-
Legal settlement	39	118	-
Branch closures	107	206	-
Other	57	-	-
Professional Fees	-	130	-
Total nonrecurring expenses	$164	$899	-
Adjusted Noninterest Expense	$18,945	$19,491	$19,900	-2.80%	-2.06%

(1) Includes credit, collections and other real estate expenses

Net Interest Margin

Margin Expanded in 1Q Driven by Deposit Mix and Pricing

(Dollars in thousands)	Q1-08	Q2-08	Q3-08	Q4-08	Q1-09
Net Interest Margin	3.74%	3.69%	3.57%	3.32%	3.44%

Margin has held up well given the increases in nonperforming assets

Opportunities Include:

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Better deposit mix

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Lower deposit rate environment

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Increased residential loan production

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Excess liquidity in cash

Risks to 2009 margin include:

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Deposit pricing competition

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Increased NPA levels

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Earning asset mix

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Low interest rate environment

Existing Home Sales in Treasure Coast

Existing Home Sales Median Price

1994-2009

Year	Treasure Coast	Natural Growth
1994	$80,200	$80,200
1995	$78,100	$82,606
1996	$76,900	$85,084
1997	$84,900	$87,637
1998	$89,000	$90,266
1999	$89,100	$92,974
2000	$93,100	$95,763
2001	$108,200	$98,636
2002	$128,300	$101,595
2003	$153,900	$104,643
2004	$193,900	$107,782
2005	$254,000	$111,016
2006	$253,200	$114,346
2007	$226,100	$117,776
2008	$153,600	$121,310
Jan-09	$114,900	$124,949
Feb-09	$122,100	$128,697

Source:  Florida Association of Realtors

Existing Home Sales in Palm Beach

Existing Home Sales Median Price

1994-2009

Year	Palm Beach	Natural Growth
1994	$117,600	$117,600
1995	$122,700	$123,480
1996	$126,900	$129,654
1997	$132,700	$136,137
1998	$128,100	$142,944
1999	$133,800	$150,091
2000	$138,600	$157,595
2001	$149,600	$165,475
2002	$194,600	$173,749
2003	$241,300	$182,436
2004	$300,900	$191,558
2005	$390,100	$201,136
2006	$384,700	$211,193
2007	$369,400	$221,752
2008	$302,800	$232,840
Jan-09	$232,100	$244,482
Feb-09	$228,100	$256,706

Source:  Florida Association of Realtors

Existing Home Sales in Florida

Existing Home Sales Median Price

1994-2009

Year	State	Natural Growth
1994	$87,800	$87,800
1995	$87,900	$90,434
1996	$91,800	$93,147
1997	$95,800	$95,941
1998	$101,500	$98,820
1999	$106,900	$101,784
2000	$115,900	$104,838
2001	$127,700	$107,983
2002	$137,800	$111,222
2003	$158,400	$114,559
2004	$182,400	$117,996
2005	$235,100	$121,536
2006	$248,300	$125,182
2007	$233,600	$128,937
2008	$187,800	$132,805
Jan-09	$139,500	$136,790
Feb-09	$141,900	$140,893

Source:  Florida Association of Realtors

Service Area

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Seminole County

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Orange County

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Brevard County

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Indian River County

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Okeechobee County

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St. Lucie County

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Martin County

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Palm Beach County

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Broward County

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Hardee County

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Highlands County

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Desoto County

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Glades County

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Hendry County